[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.18

DEVELOPMENT AND CLINICAL MANUFACTURE AGREEMENT

This Development and Clinical Manufacture Agreement (the “Agreement”) is made and entered into as of 30 April 2012 (the “Effective Date”) by and between METABOLEX, Inc., a Delaware corporation with its principal place of business located at 3876 Bay Center Place, Hayward, California 94545 (“METABOLEX”) and SIEGFRIED AG, a Swiss Company, with its principal address place of business located at Untere Brühlstrasse 4, Zofingen CH4800 Switzerland (“SIEGFRIED”). METABOLEX and SIEGFRIED may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

METABOLEX desires SIEGFRIED to perform certain manufacturing process development work on its proprietary drug compound known as “MBX-102” (also known as “arhalofenate”) in accordance with the terms and conditions set forth in this Agreement. This Agreement also allows SIEGFRIED to manufacture and supply to METABOLEX quantities of this drug compound in accordance with the terms and conditions set forth in this Agreement.

SIEGFRIED is willing to perform such development work and potentially to manufacture MBX-102 for METABOLEX under the terms and conditions set forth in this Agreement.

Now therefore, the Parties agree as follows:

1.	DEFINITIONS

1.1.	“Affiliate” means, with respect to a particular Party, any person, other corporation or other legal entity that controls, is controlled by or is under common control with such Party. For purposes of this definition, the term “control” (with correlative meanings for the terms “controlled by” and “under common control with”) means that the applicable entity has the actual ability to control and direct the management and business of the particular Party, whether through ownership of voting capital shares or similar voting securities of such Party, or by contract or otherwise.

1.2.	“Applicable Law” means all applicable laws, rules, ordinances, and regulations, including any rules, regulations, guidelines or other requirements of relevant government agencies, that may be in effect from time to time in the applicable country or jurisdiction, including then-current Good Manufacturing Practices applicable to the Services to be provided under this Agreement.

1.3.	“Compound” means the chemical compound known as MBX-102, having the chemical structure as described in Exhibit A of this Agreement.

1.4.

“Confidential Information” means, with respect to a Party, all Information, including but not limited to data, deliverables, know-how, chemical structure of the Compound, information contained in a Plan, information contained in or related to Intellectual Property, and technical and non-technical materials, that such Party delivers to the other Party pursuant to, or in connection with, this Agreement, regardless of its source, and whether or not the same is specifically identified as being “confidential”. This Agreement constitutes Confidential Information of both Parties. In addition, but subject to the limitations set forth in Section 7.3, all Information that: (i) is disclosed by METABOLEX to SIEGFRIED regarding the Services to be provided under this Agreement; (ii) is set forth in a Plan; (iii) is developed or generated by SIEGFRIED as a result of performing Services under this Agreement, including the Data and Deliverables; or (iv) comprises the the Compound or otherwise is directly related to the Compound, shall be deemed to be Confidential Information of METABOLEX. Confidential Information also includes information disclosed by the Parties under the Non-Disclosure Agreement of February 28, 2012 (among METABOLEX, SIEGFRIED and Cilag AG) and under the Non-Disclosure Agreement of January 31, 2012 (between METABOLEX and SIEGFRIED).

1.5.	“Controlled” means, with respect to a specific material, item of Information or Intellectual Property right, that the applicable Party owns or has a license to such material, item or right and has the ability to grant the other Party access and a license thereto as provided for in this Agreement without violating or conflicting with any agreement with or rights of a Third Party.

1.6.	“Current Good Manufacturing Practice” or “cGMP” means the then-current standards for the manufacture of fine chemicals, active pharmaceutical ingredients, intermediates, bulk products or finished pharmaceutical products set forth (i) in 21 U.S.C. 351(a)(2)(B), in U.S. FDA regulations at 21 C.F.R. Parts 210 and 211 and in The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, each as may be amended from time to time; (ii) in International Conference on Harmonization (ICH) Guidelines relating to the manufacture of active pharmaceutical ingredients and finished pharmaceuticals as may be amended from time to time; (iii) all other similar Applicable Laws relating to the manufacturing of active pharmaceutical ingredients and promulgated by any other governmental authority having jurisdiction over the manufacture of drug compounds in the countries in which the Product containing Compound will be used or sold; and (iv) all additional regulatory authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing.

1.7.	“Deliverable” or “Deliverables” means, respectively, each individual item or collectively all items that SIEGFRIED agrees to provide to METABOLEX pursuant to Section 6.1.

1.8.	“FDA” means the United States Food and Drug Administration, or any successor thereto having the administrative authority to regulate the development and marketing of human pharmaceutical products in the United States.

1.9.	“Information” means any and all information of any kind, including results, data, discoveries, improvements, processes, methods, protocols, formulas, techniques, inventions, know-how and trade secrets, scientific, chemical, pharmaceutical, toxicological, biochemical, and biological, data, and information relating to the results of tests, assays, methods, processes, and specifications, and/or other documents containing information and related data, and any assay control, regulatory, and any other test results or information, regulatory, manufacturing, financial and commercial information or data.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.10.	“Intellectual Property” or “IP” means patents, trademarks, copyrights, trade secret rights, rights in proprietary, confidential Information, and any other similar rights in any intellectual property as conferred or established by the laws of any jurisdiction, and all applications for any such rights.

1.11.	“Plan” means the Process Development Plan, the Manufacturing Plan and any agreed upon Scope of Work.

1.12.	“Project” shall mean a specific set of Services to be performed by SIEGFRIED for METABOLEX as set forth in a Plan.

1.13.	“Quality Agreement” means the Quality Agreement to be entered into by the Parties as described in Section 2.6.

1.14.	“Raw Material” means the specific starting materials (including purchased intermediates) that are used in the manufacture of the Compound, as provided in this Agreement, including materials that are consumed during such manufacturing process. “Raw Materials” are listed in Exhibit A of this Agreement.

1.15.	“Services” means the process development, manufacturing and other services performed by SIEGFRIED under a Plan and in accordance with the terms of this Agreement.

1.16.	“Specifications” means the characteristics, processing requirements, standards and other specifications related to the Compound as agreed to by the Parties and set forth in the applicable Plan (Exhibit B, Exhibit C and/or Exhibit D) of this Agreement, as may be amended or supplemented from time to time by mutual agreement of the Parties.

1.17.	“Third Party” means any entity or individual other than METABOLEX and SIEGFRIED and the Affiliates of either Party.

2.	PURPOSE; SCOPE; PROCESS DEVELOPMENT AND MANUFACTURE

2.1.	Purpose and Intent. The Parties agree that SIEGFRIED shall, pursuant to the terms of this Agreement, perform: (i) process development Services to improve and scale-up the manufacturing process for bulk Compound manufacturing, (ii) potentially manufacturing Services to supply to METABOLEX amounts of bulk Compound in accordance with the Specifications, for use in clinical materials, and (iii) potentially other Services relating to Compound manufacture, as set forth in one or more Scope of Work documents as agreed to by the Parties. SIEGFRIED will use good faith, commercially reasonable diligent efforts to provide all of the agreed Services as requested by METABOLEX and set forth in a Plan.

2.2.	Process Development. SIEGFRIED shall perform the process development Services and tasks and activities as set forth in the agreed upon process development plan attached hereto as Exhibit B (the “Process Development Plan”), as such plan may be amended from time to time by the written agreement of the Parties. Such Services shall include the preparation and delivery to METABOLEX of the Deliverables as set forth in the Process Development Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.3.	Manufacture. If the Parties agree on a manufacturing plan (“Manufacturing Plan,” Exhibit C) and execute a Quality Agreement (see Section 2.6), SIEGFRIED shall manufacture and supply to METABOLEX the bulk Compound in such quantities as ordered by METABOLEX in orders submitted to SIEGFRIED from time to time by METABOLEX in accordance with the Manufacturing Plan, which may be amended from time to time by the written agreement of the Parties. The Manufacturing Plan shall cover all relevant terms for such manufacture and supply, including sales price, applicable Incoterms, any additional Deliverables, whether specific Raw Materials will be supplied by METABOLEX or by SIEGFRIED from a qualified vendor, the manufacturing process to be used, whether the manufacturing is to be performed under cGMP, [*], an agreed [*], an agreed [*] and any other relevant information associated with the execution of the manufacturing work. All such bulk Compound manufactured and supplied under the Manufacturing Plan shall be manufactured in compliance with cGMP (except as otherwise specified in the Manufacturing Plan) and all other Applicable Laws and shall comply with the Specifications. The ordering and delivery of such Compound under the Manufacturing Plan shall be in accordance with the provisions of the Manufacturing Plan.

2.4.	Additional Projects. If METABOLEX desires that SIEGFRIED perform certain additional activities or tasks relating to process development or manufacturing of Compound that are outside the scope of the Process Development Plan or the Manufacturing Plan, METABOLEX shall submit a written request to SIEGFRIED setting forth in reasonable detail the particular activities or tasks requested for such proposed additional Project. The Parties shall then negotiate reasonably and in good faith and seek to agree on a written “Scope of Work” setting forth such additional activities and tasks, and the specific terms for such proposed Project (which activities and tasks shall, upon agreement by the Parties to such Scope of Work, be deemed additional Services to be performed hereunder). Each such Scope of Work shall include a specific description of the particular Services to be performed and the budget, costs and timeline therefore, and all Deliverables to be prepared and delivered to, and, as necessary, any additional Information and requirements for such Services. Upon the Parties agreeing on such a Scope of Work, it shall be attached to this Agreement as Exhibit D and shall be deemed incorporated herein, and the Services covered by such Scope of Work shall be deemed to be a new Project hereunder. Each agreed Scope of Work may be modified or amended from time to time upon mutual written agreement of the Parties, and such agreed-upon modifications or amendments shall be attached as part of Exhibit D and deemed incorporated into the applicable Project. It is contemplated that there may be multiple Scopes of Work that shall be sequentially numbered, each referencing and covering a different Project. An exemplary “Form of Scope of Work” is attached hereto as Exhibit D.

2.5.	Conflicting Terms. The Parties agree that if there is any conflict between a particular term of a Plan and the terms of this Agreement, the terms of this Agreement shall control and supersede such conflicting term of the applicable Plan, unless such Plan specifically and expressly provides that such term shall prevail notwithstanding such conflict.

2.6.	Quality Agreement. Prior to SIEGFRIED commencing work for METABOLEX under a Manufacturing Plan, SIEGFRIED and METABOLEX shall enter into a quality agreement governing the quality systems used in connection with SIEGFRIED’s performance (the “Quality Agreement”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.7.	Schedule and Performance. SIEGFRIED will schedule the performance of each of the Projects (including all Services under the Project and delivery of all Deliverables) as specified in the Plan applicable to the Project and will coordinate with METABOLEX as appropriate to ensure the timely commencement and performance of all such Services. SIEGFRIED shall perform all the Services and other work under a Project in accordance with the terms of the applicable Plan, Applicable Law, and the terms and conditions of this Agreement. SIEGFRIED shall perform all the Services and other work under this Agreement using good faith, reasonable care and in accordance with industry practice. SIEGFRIED shall [*] provide the facilities, all supplies and Raw Materials (other than any specific materials to be provided by or on behalf of METABOLEX under the terms of a particular Plan) and staff necessary to complete all the Services and work in accordance with the terms of this Agreement and the applicable Plan. All such staff shall have all training, education and experience needed to perform the applicable Services in a competent and efficient manner. Notwithstanding anything in this Article, the Parties acknowledge and agree that the Projects and the Plans may need to be adjusted and adapted depending on the progress and interim results of the activities performed by SIEGFRIED under this Agreement. The Parties further acknowledge that SIEGFRIED shall be compensated based on the works done under this Agreement, rather than based on achievement of specific results.

2.8.	Raw Materials. In the preparation of Compounds, SIEGFRIED agrees to use only those Raw Materials that are supplied by METABOLEX or obtained by SIEGFRIED from a qualified vendor. SIEGFRIED shall determine the amounts of Raw Materials that SIEGFRIED will need to make the Compound ordered by METABOLEX. Any Raw Materials supplied by METABOLEX to SIEGFRIED shall only be used for Services associated with METABOLEX Projects, unless otherwise agreed.

2.9.	Excess Material. At the conclusion of a Plan or upon expiry or termination of this Agreement, SIEGFRIED shall provide notice to METABOLEX of any excess Raw Material and/or Compound (the “Excess Material”) requiring disposal. METABOLEX shall instruct SIEGFRIED within [*] calendar days of receipt of such notice, whether SIEGFRIED shall deliver such Excess Material to METABOLEX (or to a METABOLEX designated Affiliate or Third Party) or otherwise dispose of such Excess Material. In the event that METABOLEX does not instruct SIEGFRIED within the above mentioned [*]-day period, SIEGFRIED may dispose of the Excess Material in its sole and absolute discretion without any further liability or obligation to METABOLEX. In any event, METABOLEX shall [*] (i) the delivery of Excess Material to METABOLEX (or to a METABOLEX designated Affiliate or Third Party) and/or any other disposal of Excess Material by SIEGFRIED. METABOLEX shall [*] (i) [*] excess Raw Material, and (ii) [*] excess Compound.

2.10.	Subcontractors. SIEGFRIED may not subcontract any of the Services or other work to be performed by it hereunder without METABOLEX’s prior written consent. In the event that METABOLEX does so consent, then any agreement entered into by SIEGFRIED with the permitted subcontractor shall, at a minimum, provide for ownership and allocation of Intellectual Property rights and for obligations of confidentiality of Information, record-keeping, access, rights to data, and performance in accordance with Applicable Law that are consistent with the intent and terms of this Agreement and the Quality Agreement. SIEGFRIED shall remain liable for the performance of any of its obligations hereunder that it delegates to a subcontractor.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.	PAYMENTS

3.1.	Compound Purchase Prices and Services Prices. The Manufacturing Plan shall provide the fixed price for the Compound manufactured and supplied to Metabolex by SIEGFRIED under such Plan. The Process Development Plan shall provide for the specific prices charged for the Services performed under such Plan, with such prices tied to the specific Services to be performed, it being understood and agreed, however, that SIEGFRIED shall be compensated based on the Services actually performed under such Process Development Plan in accordance this Agreement, rather than based on achievement of specific results or milestones. In the event that SIEGFRIED expects that it will be unable to perform the Services under a Process Development Plan or to significantly delay or deviate from the Process Development Plan, then SIEGFRIED shall so inform METABOLEX without undue delay. The Parties then shall discuss such matter and seek to mutually agree on an amended Process Development Plan.

3.2.	Expenses. METABOLEX shall reimburse SIEGFRIED for any out-of-pocket costs and expenses of SIEGFRIED incurred in connection with conduct of the agreed Services under a Plan, to the extent that such costs and expenses are set forth in the Plan or otherwise have been mutually agreed to in writing by the Parties (such amounts, the “Expenses”).

3.3.	Payment Terms. SIEGFRIED will invoice METABOLEX for the payment amounts owed for the Services actually performed under the Plans and for the Expenses on a monthly basis. SIEGFRIED will further invoice METABOLEX for the purchase price for Compound upon delivery of such Compound. Any such invoice shall provide specific details as to the payment obligation and the basis for such obligation. All payments of undisputed amounts on such invoices shall be due within [*] calendar days following the invoice date. The invoice shall reference this Agreement and the relevant Plan, be accompanied by sufficient back-up documentation, if any, necessary for SIEGFRIED to support the payments being invoiced, and shall be sent to:

METABOLEX, Inc.

3876 Bay Center Place

Hayward, CA 94545

Attention: Accounts Payable

Fax: [*]

Unless otherwise agreed in writing by the Parties, (i) all amounts payable hereunder and under the Plans shall be invoiced and paid in U.S. Dollars and (ii) any required conversion of amounts in Swiss Francs, Euros or other currencies into U.S. Dollars shall be made in accordance with SIEGFRIED’s standard accounting policies.

3.4.	Acceptance of Compound and Services. METABOLEX shall have the right to review and test all Compound delivered by SIEGFRIED under the Manufacturing Plan to confirm that such delivered Compound complies with the obligations of this Agreement. METABOLEX may reject any such Compound shipment (or portion thereof) if the same does not comply with the requirements as set forth in the Manufacturing Plan or the terms of this Agreement by providing to SIEGFRIED a written rejection within [*] calendar days from receipt thereof, which rejection identifies the basis for such rejection. METABOLEX shall not have the obligation to pay for any Compound properly rejected. Further, METABOLEX shall have the right to review the Services performed and/or Deliverables delivered to METABOLEX under a Project, or any portion thereof, and METABOLEX shall not have any obligation to make payments for any such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Services or Deliverables that do not comply with the terms of the applicable Plan, unless and until SIEGFRIED provides to METABOLEX replacement Services or Deliverables (as applicable) that conform to the criteria in the Plan. If METABOLEX does not reject in writing within [*] calendar days of receipt, [*]. METABOLEX shall clearly state in writing the reasons for any rejection. If SIEGFRIED disagrees with METABOLEX, it shall notify METABOLEX to such effect, stating the basis of its disagreement, within the [*] days following METABOLEX’s rejection notice. In such event, either Party may elect to have the disagreement resolved by an independent laboratory, whose decision will be binding on the Parties and whose expenses will be borne by the Party whose position is not upheld by the laboratory. If SIEGFRIED does not dispute METABOLEX’s rejection notice, it shall,within [*] days of such notice present a corrective plan of action to METABOLEX. Upon approval by METABOLEX of the corrective plan, SIEGFRIED, at no additional expense to METABOLEX (other than paying the payment amounts owed under the applicable Plan, at such time as SIEGFRIED delivers the conforming Compound, Services or Deliverable (as applicable)), shall then make the corrections and, where applicable, SIEGFRIED shall resubmit the corrected Service or Deliverable to METABOLEX.

3.5.	Disputed Amounts. For disputed invoices or the disputed portion of an invoice, METABOLEX shall provide to SIEGFRIED, in writing, within [*] calendar days of receipt of the invoice, a description of the disputed amounts and the basis of the dispute. Without limiting either Party’s rights or remedies under law, METABOLEX and SIEGFRIED shall negotiate in a good faith, reasonable manner to resolve any such billing issue or disputed invoice.

4.	TERM, TERMINATION AND RENEWAL

4.1.	Term. This Agreement shall commence on the Effective Date and shall expire [*] from the Effective Date unless earlier terminated pursuant to this Article 4 or as otherwise provided for in this Agreement.

4.2.	Termination Without Cause. METABOLEX may, at its sole discretion, terminate this Agreement or any Plan without cause on [*] calendar days written notice to SIEGFRIED. ). If METABOLEX terminates this Agreement (but not any ongoing Plan) pursuant to this Section, such termination shall not terminate the ongoing Plan. Notwithstanding any termination of this Agreement and/or a Plan, the accrued rights of METABOLEX and/or SIEGFRIED pursuant to this Agreement shall survive.

4.3.	Termination for Discontinuance or Divestiture. SIEGFRIED shall have the right to terminate this Agreement on [*] calendar days written notice to METABOLEX in the event that METABOLEX discontinues all of its business activities relating to development or commercialization of a Compound covered by this Agreement.

4.4.	Termination For Cause. Either Party shall have the right to terminate this Agreement with immediate effect upon written notice if the other Party materially breaches this Agreement and such breaching Party fails to cure such breach within [*] calendar days following written receipt of such notice from the non-breaching party specifying such breach and the steps the breaching Party must take in order to remedy such breach.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.5.	Termination in Event of Insolvency. In the event that either Party: (i) institutes or has instituted against it a petition for bankruptcy or is adjudicated bankrupt; or (ii) executes a bill of sale, deed of trust, or a general assignment for the benefit of creditors; or (iii) is dissolved or transfers a substantially all of its assets to a third party receiver or creditor in connection with its insolvency; or (iv) a receiver is appointed for the benefit of its creditors, or a receiver is appointed on account of insolvency; then the bankrupt Party shall immediately notify the other Party of such event and such other Party shall be entitled to: (a) terminate this Agreement with immediate effect upon written notice to the insolvent Party; or (b) request that the insolvent Party or its successor provide adequate assurances of continued and future performance in form and substance acceptable to such other Party, which shall be provided by the insolvent Party within [*] calendar days of such request, and the other Party may terminate this Agreement with immediate effect upon written notice to the bankrupt Party in the event that the Party fails to provide such assurances acceptable to the other Party within such [*] day period. Termination pursuant to this Section 4.6 shall be without prejudice to any rights and claims accrued under this Agreement or any Plan prior to the termination of this Agreement.

4.6.	Accrued Claims. The termination or expiry of this Agreement for any reason whatsoever shall be without prejudice for any claims accrued under this Agreement prior to the effectiveness of the expiry or termination. Without limiting the generality of the foregoing, in the event of the termination or expiry of this Agreement for any reason, METABOLEX shall pay to SIEGFRIED within the [*] calendar days following the effective date of termination or expiry all payment amounts actually accrued under Section 3.1 under the applicable Plan(s) being terminated, and also shall pay SIEGFRIED’s actual Expenses (based on invoices demonstrating the costs and the basis therefore) that are incurred in performing the terminated Plan(s) through the termination (above and beyond the costs that are covered by payment amounts already accrued) [*].

5.	OWNERSHIP

5.1.	Ownership and Disclosure. METABOLEX shall own all rights, title and interest in and to: (i) all the Deliverables and all Intellectual Property rights and know-how comprising, covering or appurtenant to the Deliverables; (ii) all Data, other Information and other Intellectual Property that is made, discovered or developed based on or as the direct result of SIEGFRIED’s performance of the Services or other activities under this Agreement, and (iii) the Compound supplied to METABOLEX hereunder, all Certificates of Analysis, all Data, and all reports and biological or chemical specimens generated by SIEGFRIED as a direct result of conducting the Services (collectively, the “Project IP”). For the avoidance of doubt, Project IP shall not include any Siegfried Background IP (as defined below) or any Intellectual Property rights, know-how, Information, developed by SIEGFRIED independent of this Agreement[*]. SIEGFRIED shall notify METABOLEX in writing of any and all Project IP as soon as commercially reasonable after each such conception, reduction to practice, making, or development thereof.

5.2.	Assignment. SIEGFRIED hereby assigns and agrees to assign and transfers to METABOLEX all rights, title and interest in and to all the Project IP. SIEGFRIED agrees to take all further acts reasonably required to evidence and/or effect or perfect such assignments and transfers to METABOLEX, at METABOLEX’s expense. SIEGFRIED shall enter into an agreement with each employee, agent or consultant of SIEGFRIED performing work in connection with the Services, pursuant to which such person shall grant all rights in Project IP to SIEGFRIED such that

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SIEGFRIED may assign and transfer such rights to METABOLEX in accordance with this Section 5.2. SIEGFRIED hereby appoints METABOLEX as its attorney-in-fact to sign such documents as METABOLEX deems necessary for METABOLEX to obtain ownership and to apply for, secure, and maintain patent or other proprietary protection of Project IP if METABOLEX is unable, after reasonable inquiry, to obtain SIEGFRIED’s (or its employee’s , agent’s or consultant’s) signature on such a document(s). METABOLEX shall have the sole right and authority, at its discretion and expense, to prepare, file, prosecute and maintain any patent applications and patents claiming the Project IP. All Project IP shall be deemed to be and treated as METABOLEX Confidential Information and shall be subject to the confidentiality obligations and provisions of Article 7.

5.3.	METABOLEX Property. Subject to the license set forth in Section 5.6, METABOLEX shall retain exclusively all rights, title and interest in and to (i) all Intellectual Property owned or known by METABOLEX or its agents prior to the Effective Date or made or acquired by METABOLEX during the term of this Agreement, and (ii) all physical property provided to SIEGFRIED in connection with this Agreement.

5.4.	SIEGFRIED Intellectual Property. Subject to the license set forth in Section 5.5, SIEGFRIED shall retain all right, title and interest in and to (i) all Intellectual Property, know-how, information, and documents (x) owned or known by SIEGFRIED, its agents and Affiliates prior to the Effective Date or (y) made by SIEGFRIED during the term of this Agreement independently of this Agreement [*]. All such Intellectual Property, and all Intellectual Property otherwise Controlled by SIEGFRIED as of the Effective Date or independently of this Agreement during the term of this Agreement, shall be the “SIEGFRIED Background IP”.

5.5.	License to METABOLEX. [*] a non-exclusive license under any item(s) of SIEGFRIED Background IP [*] (i) to fully exploit any product or service based on, embodying, incorporating, or derived from the Deliverables; (ii) to exercise any and all other present or future rights in the Deliverables for any and all purposes, or (iii) to manufacture Compound, to manufacture or have manufactured Compound (or any analog or derivative thereof) for all purposes, including making commercial products, [*].

5.6.	License to SIEGFRIED. METABOLEX hereby grants to SIEGFRIED for the term of this Agreement a nonexclusive, royalty-free, revocable, right and license (without any rights to sublicense) under Metabolex’s Intellectual Property, know-how or Information solely to the extent necessary to enable SIEGFRIED to perform Services. SIEGFRIED shall not acquire any other right, title or interest in or to such Intellectual Property as a result of its performance hereunder.

6.	DELIVERABLES AND RECORDS

6.1.	Deliverables. SIEGFRIED agrees to provide to METABOLEX (i) all batches of Compound that SIEGFRIED manufactures under this Agreement; (ii) a detailed description of the process used to make each batch of Compound (each batch Compound will be identified by an internal SIEGFRIED lot number, with a cross-reference to the identification number for the intermediates in the synthetic process and Raw Materials utilized in the synthesis), including SIEGFRIED’s “batch record”; and (iii) for each batch shipped, a quality statement certifying whether or not the Compound was processed according to cGMPs (Certificate of Compliance)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and a Certificate of Analysis that confirms the Compound meets the Compound Specifications. SIEGFRIED shall also conduct all quality testing provided for in the Plan and the Quality Agreement and provide to METABOLEX all documentation of such quality testing required by the Quality Agreement and/or the applicable Plan. METABOLEX has responsibility for Compound release (see Section 8.2.2.1).

SIEGFRIED shall deliver to METABOLEX various samples of Compound according to any schedule set forth in a Plan or as otherwise mutually agreed upon in writing by the Parties.

6.2.	Books and Records. SIEGFRIED shall keep complete and accurate books and records related to all Services performed under the Agreement, including covering the manufacture, processing and supply of the Compound. SIEGFRIED shall also maintain complete, accurate, and authentic documentation, notes, data, test results, records, master batch records, and working batch records for each batch of Compound, for all Services, and for all other work relating to Compound and/or any of the Services generated by SIEGFRIED during the performance of, and in connection with, the Plan(s) (collectively, the “Data”). SIEGFRIED shall retain such records for a period of [*] following the date of manufacture or for such longer period as may be required by the Quality Agreement, the applicable Plan or Applicable Law. Such records shall be made available to METABOLEX for inspection, copying and/or audit verification by METABOLEX or its designee at any reasonable time during SIEGFRIED regular business hours. Upon METABOLEX’s request, SIEGFRIED shall make copies of such records available to METABOLEX, at METABOLEX’ expense.

7.	USE OF CONFIDENTIAL INFORMATION

7.1.	Each Party agrees to maintain in strict trust and confidence and shall not disclose to any Third Party any Confidential Information of the other Party, and shall not use any such Confidential Information of the other Party for any purpose, either for itself or for a Third Party, other than as provided for in this Agreement.

7.2.	Each Party agrees that it will disclose the Confidential Information of the other Party only to such of its officers, employees and approved subcontractors (“Representatives”) who are directly concerned with performance of the work or exercise of rights granted hereunder, and only after such Representatives have been advised of the confidential nature of such information and are bound by obligations of confidentiality with respect to such Confidential Information that are substantially similar to the terms of this Agreement. The Party having such obligations (the “Receiving Party”) as to the Confidential Information of the other Party shall be liable for any failure of any of its Representatives to (i) maintain the confidentiality of such Confidential Information, or (ii) otherwise comply with the terms of this Agreement to the same extent as the Receiving Party is obligated to do so.

7.3.	The preceding obligations on a Party to maintain the Confidential Information of the other Party in confidence and the limitation upon the right to use such Confidential Information shall not apply to specific Confidential Information to the extent such Party can demonstrate with competent evidence that: (i) such Confidential Information disclosed by the other Party (the “Disclosing Party”) to such Party pursuant to this Agreement was already in Receiving Party’s possession at the time of disclosure by the Disclosing Party; or (ii) such Confidential Information

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

is or becomes in the future public knowledge through no fault or omission by the Receiving Party; (iii) such Confidential Information is obtained by Receiving Party from a Third Party with a legal right to disclose and not under a confidentiality obligation to the Disclosing Party; or (iv) is independently developed by the Receiving Party without use of any Confidential Information of the Disclosing Party, as demonstrated by the Receiving Party’s independent written records contemporaneous with such development.

7.4.	The preceding obligations to maintain in confidence and the limitations upon the right to use the Confidential Information received pursuant hereto, shall terminate [*] years from termination or expiry of this Agreement.

7.5.	SIEGFRIED agrees to use Raw Materials and Compound only for the performance of Services and under the terms and conditions of this Agreement.

7.6.	Notwithstanding any other provision of this Agreement, the Receiving Party may disclose specific Confidential Information of the other Party to the extent that such disclosure: (i) is in response to a valid order of a court or other governmental body having jurisdiction or (ii) is otherwise required by applicable law or regulation, provided in either case that Receiving Party uses best efforts to limit the scope of the disclosure to that which is required, provides Disclosing Party with prior written notice of such requirement as soon as reasonably possible, and cooperates with Disclosing Party in seeking a protective order, confidential treatment, or similar remedy limiting the use and disclosure of any Information required to be disclosed.

7.7.	Neither Party shall disclose to the other Party any confidential or proprietary information that belongs to any Third Party unless the Disclosing Party first obtains the consent of such Third Party to such disclosure.

7.8.	Notwithstanding the foregoing, either Party may disclose the text and terms of this Agreement in filings with the United States Securities and Exchange Commission or any other governmental body (U.S. and otherwise) to the extent such disclosure is required by Applicable Law, as well as in disclosures in confidence to its auditors and attorneys. In addition, METABOLEX may disclose the text and terms of this Agreement in confidence in disclosures to its investors, and strategic partners, and to potential investors, acquirors, and strategic partners. SIEGFRIED may disclose the text and terms of this Agreement (but not Plans) in confidence in disclosures to its investors, and strategic partners, and to potential investors, acquirors, and strategic partners.

8.	FACILITY AND COMPOUND REQUIREMENTS

8.1.	Facility

8.1.1.	In performing the Services, SIEGFRIED shall comply with all Applicable Laws for a drug establishment and obtain and maintain all necessary registrations, licenses and permits. METABOLEX shall have the right to review, from time to time as it requests, during normal business hours, and upon written notice of no less than [*], each registrations, licenses and permits of SIEGFRIED that is directly related to SIEGFRIED’s obligations under this Agreement, including but not limited to those required by the FDA or any other regulatory agency having jurisdiction over SIEGFRIED.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.1.2.	For Services under a Manufacturing Plan, SIEGFRIED shall ensure that the facility meets all the requirements of a drug establishment promulgated by the FDA at all times during the manufacture of the Compound, and SIEGFRIED shall comply with all aspects required by the Quality Agreement.

8.1.3.	SIEGFRIED shall promptly notify METABOLEX of any FDA or other regulatory audit or inspection that is directly relevant to the Services or facilities used in performing the Services. SIEGFRIED shall promptly provide to METABOLEX a copy of all correspondence and reports that it receives from a governmental agency or regulatory authority in connection with the Services or its manufacture of Compound. SIEGFRIED shall take all reasonable actions requested by FDA or another governmental agency or regulatory authority to cure deficiencies as noted during any such inspection. METABOLEX shall [*] notify SIEGFRIED of any activities or communications by METABOLEX that may reasonably be expected to result in an inspection of SIEGFRIED. METABOLEX’S involvement in such audit or inspection shall [*].

8.2.	Authority and Compound Requirements

8.2.1.	Each Party represents and warrants to the other that, to its current knowledge, (i) it has the full right and authority to enter into and to perform its obligations under this Agreement, (ii) this Agreement has been duly authorized and (iii) this Agreement is binding upon it.

8.2.2.	METABOLEX and SIEGFRIED hereby agree that with respect to the Services and the Compound, and in addition to the other rights and obligations of this Agreement they each have the following responsibilities and liabilities:

8.2.2.1.	METABOLEX shall ensure that [*] relating to Compound manufactured hereunder will [*] under this Agreement as required by Applicable Law and will comply with all regulation for governmental applications, submissions, and approvals. METABOLEX further represents, warrants and covenants that no Compound will be released for human public use or consumption until all requisite governmental approvals thereof have been obtained for such use and consumption.

8.2.2.2.	SIEGFRIED will make its own identification tests on the Raw Materials delivered to SIEGFRIED before commencing manufacture of the Compound (and shall not commence manufacture if such tests indicate the Raw Materials do not comply with the applicable specifications).

8.2.2.3.	SIEGFRIED shall be responsible for manufacturing, storing, handling, and shipping the Compound in accordance with the specifications provided to SIEGFRIED and the agreed upon terms in the relevant Plan.

8.2.2.4.	METABOLEX and SIEGFRIED (except where METABOLEX has the responsibility under Section 8.2) shall comply with all Applicable Law, rules, regulations, codes, and standards of all federal, state, local and municipal government agencies that affect their respective performance and activities under this Agreement. Each Party shall provide upon request such information as the other Party reasonably

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

requires for compliance with all Applicable Law, rules, regulations, codes, and standards of all federal, state, local and municipal government agencies that affect their respective performance and activities under this Agreement.

8.2.2.5.	During all periods when any Raw Materials, Compound or other property of METABOLEX, is stored on the premises of SIEGFRIED, SIEGFRIED shall be responsible for all insurable risks of loss or damage to such stored Raw Materials, Compound, or property. SIEGFRIED shall not be responsible for risk of loss of any Raw Material or Compound not stored on the premises of SIEGFRIED.

8.2.2.6.	Except as provided below, SIEGFRIED and METABOLEX shall maintain, throughout the term of this Agreement (and, with respect to any policies made on a “claims made” basis, after the term hereof for at least [*] years following the performance of the Services such liability insurance as is reasonably requested by SIEGFRIED and METABOLEX, respectively, from time to time and in the amounts of not less than USD [*] in the aggregate, and will cause the other Party to be named as an additional insured thereunder, and to be covered with respect to the contractual indemnities hereunder, without liability for premiums. Each Party shall submit certificates of insurance, evidencing such insurance coverage, when requested by the other Party. SIEGFRIED further agrees to maintain workers’ compensation insurance in the amount required by the laws of the state in which SIEGFRIED’s employees performing the Services are located.

8.2.3.	No Debarred Person. SIEGFRIED represents and warrants that it shall not employ, contract with, or retain any person directly or indirectly to perform the Services under this Agreement [*] under investigation by the FDA for debarment or being presently debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.). In addition, SIEGFRIED represents and warrants that, to its best knowledge, it has not engaged in any conduct or activity that could lead to any such debarment actions. If during the term of this Agreement, SIEGFRIED [*] (i) coming under investigation by the FDA for a debarment action, (ii) being debarred, or (iii) engaging in any conduct or activity that could lead to debarment, SIEGFRIED shall immediately notify METABOLEX of same, subject to limitations and disclosure prohibitions pursuant to Applicable Laws, including but not limited to data protection laws.

8.2.4.	No Pending Regulatory Actions. SIEGFRIED represents and warrants that, as of the Effective Date, it has not received any citations with respect to its manufacturing facilities, including without limitation FDA Form 483 warning letters, and is not currently subject to an FDA consent decree or other regulatory action impacting SIEGFRIED’s manufacture of Compound under this Agreement.

8.2.5.	No Pending Litigation. SIEGFRIED represents and warrants that, as of the Effective Date, it is not currently involved in any litigation, and is unaware of any pending litigation proceedings, relating to SIEGFRIED’s performance of services for any Third Party that could materially affect SIEGFRIED’s performance of its obligations under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.2.6.	Shipping. SIEGFRIED will package, insure and ship the Compound in accordance with the instructions stated in the applicable Plan. METABOLEX will be responsible for providing instructions for and payment of freight, insurance, customs duties and related charges for delivery of packaged Compounds to METABOLEX incurred after title passes to METABOLEX, unless otherwise specified in the applicable Plan, and SIEGFRIED shall comply with METABOLEX’s instructions.

8.2.7.	No Infringement. SIEGFRIED represents and warrants that no Siegfried Background IP, when used as contemplated in this Agreement, will infringe or misappropriate, any intellectual property right of any Third Party. METABOLEX represents and warrants that no METABOLEX Intellectual Property, know-how or Information that is licensed to SIEGFRIED pursuant to Section 5.6 will infringe or misappropriate any intellectual property right of any Third Party when used as permitted in this Agreement.

8.2.8.	SIEGFRIED Indemnification. METABOLEX shall indemnify, defend, and hold harmless SIEGFRIED and SIEGFRIED’s directors, officers, employees, Affiliates and agents (the “SIEGFRIED Indemnitees”) from and against any and all liabilities, losses, judgments, costs and expenses (including reasonable attorneys’ fees and legal expenses) (collectively, “Losses”) that are based on or caused by any allegations, claims, suits, or action by a Third Party (collectively “Claims”) against any SIEGFRIED Indemnitee to the extent such Claims result from or arise out of: (i) gross negligence, recklessness or intentional misconduct on the part of METABOLEX or its directors, officers, employees or agents; or (ii) a breach of METABOLEX’s obligations, covenants, representations, or warranties under this Agreement (each, a “METABOLEX Assumed Liability”). Such indemnity shall not apply to the extent that a Claim arises out of or results from a SIEGFRIED Assumed Liability (as defined in Section 8.2.9).

8.2.9.	METABOLEX Indemnification. SIEGFRIED shall indemnify, defend, and hold harmless METABOLEX and METABOLEX’s directors, officers, employees, Affiliates and agents (the “METABOLEX Indemnitees”) from and against any and all Losses that are based on or caused by any Claims against any METABOLEX Indemnitee to the extent such Claims result from or arise out of: (i) gross negligence, recklessness or intentional misconduct on the part of any one of the SIEGFRIED Indemnitees, (ii) a failure of any one of the SIEGFRIED Indemnitees to comply with any Applicable Law in the performance of the work under this Agreement, or (iii) a breach of SIEGFRIED’s obligations, covenants, representations, or warranties under this Agreement or Compound (each, a “SIEGFRIED Assumed Liability”). Such indemnity shall not apply to the extent that a Claim arises out of or results from any METABOLEX Assumed Liability.

8.2.10.	Indemnification Procedure. In the event that any Claim is asserted or imposed against any Party hereto, then such Party (an “Indemnified Party”) shall promptly give written notice to the other Party (the “Indemnifying Party”) of such Claim. The Indemnified Party shall take all reasonable measures to limit or mitigate any Losses and shall inform the Indemnifying Party of all such measures. The Indemnifying Party shall assume, at its cost and expense, the defense of such Claim. The Indemnifying Party shall have control over the Claim, including the right to settle; provided, however, that the Indemnifying Party shall not, absent the prior written consent of the Indemnified Party, consent to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the entry of any judgment or enter into any settlement that (i) provides for any relief other than the payment of monetary damages for which the Indemnifying Party shall be solely liable and (ii) where the claimant or plaintiff does not release the Indemnified Party, its Affiliates and its respective directors, officers, employees, agents and representatives, as the case may be, from all liability in respect thereof. In no event shall the Indemnified Party be liable for any claims that are compromised or settled in violation of this Section.

8.2.11.	Except for Losses resulting from SIEGFRIED’s gross negligence, fraud or willful misconduct, in no event shall SIEGFRIED’s total liability to METABOLEX arising under this Agreement exceed the total amount paid by METABOLEX to SIEGFRIED for the Services. Except for Losses resulting from METABOLEX’s gross negligence, fraud or willful misconduct, in no event shall METABOLEX’s total liability to SIEGFRIED arising under this Agreement exceed the total amount paid (or owed hereunder) by METABOLEX to SIEGFRIED for the Services. The above terms of this Section 8.2.11 shall not be deemed to limit a Party’s obligations under section 8.2.8 or 8.2.9, or a Party’s liability for a breach of its obligations under Article 7.

9.	SURVIVAL

The termination of this Agreement shall not affect the provisions of Sections 1, 5, 7, 8.2.8, 8.2.9, 8.2.10, 8.2.11, 9, 10, 13.1, 13.2, 13.3, 13.4, and 13.14, which shall expressly survive any termination.

10.	PRESS RELEASE

No Party shall (i) issue a press release or make any other public statement that references this Agreement, or (ii) use the other Party’s or its Affiliates’ name or trademarks for publicity or advertising purposes, except, in each case, with the prior written consent of the other Party. For the avoidance of doubt, SIEGFRIED shall not disclose, present, disseminate or produce any publication that contains information regarding the Services, Deliverables or any Confidential Information of METABOLEX without METABOLEX’s prior written consent. Notwithstanding the foregoing sentences, either Party may use the name of the other Party in regulatory filings, including filings with the FDA and the United States Securities and Exchange Commission, or in disclosures to investors, partners, potential investors, and potential partners. For the avoidance of doubt, each Party shall fully comply with Section 7 when issuing a press release or making any other public statement.

11.	EFFECT OF OTHER AGREEMENTS

This Agreement, together with validly approved Plans, sets forth the entire agreement between SIEGFRIED and METABOLEX as to their subject matter and supersedes all other agreements and understandings between the Parties with respect to the same.

12.	ACCESS TO SITE

12.1.	METABOLEX personnel will be afforded reasonable access to the SIEGFRIED site on advance written notice of not less than two weeks and during regular working hours or any other time during which work under any Plan is being performed. SIEGFRIED will use its best efforts to accommodate any requests for visitations during such periods.

12.2.	While on site, METABOLEX personnel will use best care in the conduct of their activities. METABOLEX will indemnify and otherwise hold SIEGFRIED harmless from any damages resulting from violation of this due care standard by METABOLEX personnel.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.	MISCELLANEOUS

13.1.	Notices. All notices, consents and approvals required or permitted hereunder shall be given in writing to the other Party by personal delivery, by certified or registered mail, return receipt requested, by overnight courier, or by facsimile transmission with electronic confirmation of transmission, at the address specified below or to such other addresses as may be designated in writing from time to time in accordance with this Section 13.1:

If to METABOLEX:	METABOLEX, Inc.
3876 Bay Center Place
Hayward, CA 94545
Attention: Legal Department
Fax [*]

For SIEGFRIED:	SIEGFRIED AG
Untere Brühlstrasse 4
Zofingen CH4800
Switzerland
Attention: Legal Department
Fax [*]

13.2.	LIMITATION OF DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL SIEGFRIED OR METABOLEX BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLE-BASED OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF REVENUES OR PROFIT TO A PARTY OR A THIRD PARTY) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, OR OTHERWISE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT THAT THE FOREGOING SHALL NOT LIMIT DAMAGES FOR BREACH OF THE OBLIGATIONS IN ARTICLE 7. FURTHER, THE ABOVE TERMS OF THIS SECTION 13.2 SHALL NOT BE DEEMED TO LIMIT A PARTY’S OBLIGATIONS UNDER SECTION 8.2.8 OR 8.2.9.

13.3.	Governing Law. Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

13.4.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.5.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. Copies of original signature pages sent by facsimile and/or PDF shall have the same effect as signature pages containing original signatures.

13.6.	Amendment, Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

13.7.	No Third Party Beneficiaries. No Third Party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement.

13.8.	Assignment and Successors. This Agreement may not be assigned by either Party, except that each Party may assign this Agreement and the rights and interests of such Party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

13.9.	Force Majeure. Neither METABOLEX nor SIEGFRIED shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of METABOLEX or SIEGFRIED, as applicable. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical and shall take reasonable, diligent efforts to remove the condition constituting force majeure or to avoid its affects so as to resume performance as soon as practicable.

13.10.	Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected. The Parties shall make a good faith effort to replace any such provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.

13.11.	Employees. Each Party shall be responsible for claims made by its own employees, and each Party shall defend, indemnify and hold harmless the other Party, the other Party’s employees, directors, trustees and officers, from and against any and all liability, claims, damages, losses, actions or suits, which the other Party may incur by reason of any claim made by an employee of the Party, except for injuries resulting from the gross negligence or willful misconduct of the other Party.

13.12.	Relationship of Parties. The relationship between the Parties is that of independent contractors. Neither Party, nor any employee or agent of such Party, shall have the authority to bind or act on behalf of the other Party without its prior written consent. No employee or agent of SIEGFRIED shall be considered to be an employee or agent of METABOLEX, and no

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

employee or agent of METABOLEX shall be considered to be an employee or agent of SIEGFRIED. Each Party shall be solely and entirely responsible for its acts and for the acts of its employees and agents during performance of this Agreement. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or business organization of any kind.

13.13.	Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. No rule of strict construction will be applied in the interpretation or construction of this Agreement.

13.14.	Time Is of the Essence. Time is of the essence in the performance of the Services and SIEGFRIED’s other obligations under this Agreement.

[Remainder of page intentionally left blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In witness whereof, the parties hereto have duly executed this Agreement as of the Effective Date.

METABOLEX, INC.		SIEGFRIED AG

By:	/s/ Charles A. McWherter	By:	/s/ Marianne Spaene

Charles A. McWherter		Marianne Spaene
Print Name		Print Name

SVP, Research and Preclinical Dev’t		EVP Business Dev
Title		Title

		By:	/s/ Sandra Cernick

Sandra Cernick
Print Name

Senior Director
Business Development & Sales USA
Title

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Compound & Raw Materials

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B

Process Development Plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C

Manufacturing Plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D

Form of Scope of Work

Scope of Work No.

THIS SCOPE OF WORK NO.      (a “Scope of Work”) is made and entered into as of                  , 20    , by and between METABOLEX, INC. a Delaware corporation with a business address of 3876 Bay Center Place, Hayward, California 94545 (“METABOLEX”) SIEGFRIED AG, a Swiss Company, with its principal address place of business located at Untere Brühlstrasse 4, Zofingen CH4800 Switzerland (“SIEGFRIED”).

Pursuant to the terms and conditions of the Development and Clinical Manufacture Agreement of          (the “Master Agreement”), SIEGFRIED has agreed to perform certain services in accordance with written Scopes of Work, such as this one, entered into from time-to-time.

The parties hereby agree as follows:

1. Scope of Work. This document constitutes a “Scope of Work” under the Master Agreement, and this Scope of Work and the work contemplated herein are subject to the terms and provisions of the Master Agreement.

2. Services and Payment of Fees and Expenses. The specific work contemplated by this Scope of Work and the related payment terms and obligations are set forth on the following attachments, which are incorporated herein by reference:

DESCRIPTION OF WORK	ATTACHMENT 1
PROJECT BUDGET	ATTACHMENT 1
TIMELINE	ATTACHMENT 1
PAYMENT SCHEDULE	ATTACHMENT 1

3. Term. The term of this Scope of Work shall commence on                  , 20     and shall continue until the services described in Attachment 1 are completed, unless this Scope of Work is terminated in accordance with the Master Agreement, and except as otherwise provided for in this Agreement.

4. Amendments. No modification, amendment, or waiver of this Scope of Work shall be effective unless in writing and duly executed and delivered by each Party to the other.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D, continued

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

EXAMPLE ONLY – NOT FOR SIGNATURE

METABOLEX, INC.	SIEGFRIED AG

By:	By:

Print Name	Print Name

Title	Title

By:

Print Name

Title

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.